Exhibit 10.3

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”), dated as of February 3, 2004, is made by and between InnSuites Hospitality Trust (“Indemnitor” or “Trust”) and each of the following Officers and Trustees of InnSuites Hospitality Trust:  James F. Wirth, Marc E. Berg, Steven S. Robson, Stephen A. McConnell, Peter A. Thoma, Anthony B. Waters (“Indemnitee”).

WITNESSETH:

WHEREAS, Indemnitee is an officer and/or a Trustee and/or a member of a committee of the Board of Indemnitor.

WHEREAS, in consideration of Indemnitee serving as such officer, committee member and/or Trustee, the Indemnitor has agreed to indemnify the Indemnitee with respect to certain liabilities resulting from such service (the “Indemnified Obligations”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Indemnitor agrees as follows:

1.                                       Indemnity.

The Trust shall indemnify Indemnitee against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding by the Trust or any other person, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except in respect of any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or reckless disregard of his duties or gross negligence or not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust; provided, however, that as to any matter disposed of by a compromise payment by Indemnitee pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trust shall have received a written opinion from counsel approved by the Trust to the effect that if the foregoing matters had been adjudicated, they would likely have been adjudicated in favor of Indemnitee or unless a meeting of the Trustees at which quorum consisting of Trustees who are not parties to or threatened with such action, suit or other proceeding shall make such a determination.  The rights accruing to Indemnitee under this Agreement shall not exclude any other right to which he may be lawfully entitled; provided, however, that Indemnitee may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled only out of the Trust property.  The Trust may make advance payments in connection with indemnification under this Agreement, provided that Indemnitee shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

The level of the indemnification shall be to the full extent of the net equity based on appraised and/or market value of the Indemnitor.

2.                                       Representations and Warranties.

Indemnitor hereby represents and warrants to the Indemnitee (which representations and warranties shall survive the execution and delivery of this Agreement) that Indemnitor has taken all action required to make this Agreement its valid and binding obligation, and this Agreement is the valid and binding obligation of the Indemnitor, enforceable against the Indemnitor in accordance with its terms.

3.                                       Term of Agreement:  Miscellaneous

A.            This Agreement shall continue in force until the date that all Indemnified Obligations have been paid or discharged.

B.            This Agreement shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Arizona.

C.            This Agreement contains all the terms and conditions of the agreement between the Indemnitee and Indemnitor.  The terms and provisions of this Agreement may not be waived, altered, modified or amended except in writing duly executed by the party to be charged thereby.

D.            Any notice shall be directed to the parties at the following addresses:

If to Indemnitor:	InnSuites Hospitality Trust
1615 E. Northern Avenue
Suite 102
Phoenix, Arizona 85020
Attention: President

with a copy to:	James B. Aronoff, Esq.
Thompson Hine & Flory LLP
3900 Key Center
127 Public Square
Cleveland, Ohio 44114

If to the Indemnitee:	C/O InnSuites Hospitality Trust

with a copy to:	James Reynolds, Esq.
Dillingham Reynolds
5080 N. 40th Street
Suite 335

Phoenix, AZ 85018

E.             None of the parties to this Agreement shall have the right to assign, transfer, convey, and/or otherwise sell (or enter into any agreement to do the same), directly or indirectly, any interest it may have in or under this Agreement without first having obtained the written consent of the other parties, which consent may be withheld in such party’s sole and absolute discretion.

F.             Neither this Agreement nor any term hereof may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom the enforcement of the change, waiver, discharge, or termination is sought or, in the case of a default, by the non-defaulting party or parties.

G.            The captions and article headings included in this Agreement are for convenience only, do not constitute part of this Agreement, and shall not be considered or referred to in interpreting the provisions of this Agreement.

H.            This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.  The submission of a signature page transmitted by facsimile (or similar electronic transmission facility) shall be considered as an “original” signature page for purposes of this Agreement so long as the original signature page is thereafter transmitted by mail or by other delivery service and the original signature page is substituted for the facsimile signature page in the original and duplicate originals of this Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the 3rd day of February 2004.

INDEMNITOR:

INNSUITES HOSPITALITY TRUST

By:	/s/ James Wirth
James Wirth, President

INDEMNITEE:

/s/ James F. Wirth
James F. Wirth

/s/ Marc E. Berg
Marc E. Berg

/s/ Steven S. Robson
Steven S. Robson

/s/ Peter A. Thoma
Peter A. Thoma

/s/ Stephen A. McConnell
Stephen A. McConnell

/s/ Anthony B. Waters
Anthony B. Waters

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”), dated as of February 3, 2004, is made by and between InnSuites Hospitality Trust (“Indemnitor” or “Trust”) and each of the following Officers and Trustees of InnSuites Hospitality Trust:  James F. Wirth, Marc E. Berg, Steven S. Robson, Peter A. Thoma, Stephen A. McConnell, Anthony B. Waters (“Indemnitee”).